SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2000

THE GEON COMPANY
(Exact name of registrant as specified in charter)

Delaware	1-11804	34-1730488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Geon Center, Avon Lake, Ohio 44012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-930-1001

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

The Geon Company (NYSE: GON) announced today it has agreed in principle to purchase a 50 percent interest in the polyvinyl chloride (PVC) compound business of Thai Plastic & Chemicals Public Company Limited (TPC). The transaction has been approved by both boards of directors and, subject to negotiation of documents, is expected to close in early July.

Item 7(c). Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1 Press Release of April 27, 2000 announcing that Geon has agreed in principle to purchase a 50 percent interest in the polyvinyl chloride (PVC) compound business of Thai Plastic & Chemicals Public Company Limited (TPC).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEON COMPANY

By /s/ Gregory L. Rutman ________________________ Secretary

Dated April 27, 2000